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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BT Office Products International, Inc. on Form S-8 (No. 333-07549) of our report dated February 9, 1998, on our audit of the consolidated financial statements and financial statement schedule of BT Office Products International, Inc. as of December 31, 1997 and 1996, and for the years then ended, which report is included in this Annual Report on Form 10-K.




                                                    Coopers & Lybrand L.L.P.


Chicago, Illinois
March 24, 1998